Exhibit 10.2

SHARE EXCHANGE AGREEMENT

By and Among

CHINA NEW BORUN CORPORATION

and

KING RIVER HOLDING LIMITED

and

GOLDEN DIRECTION LIMITED

Dated as of March 15, 2010

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Section 8.11	Amendment or Waiver	19
Section 8.12	Best Efforts	19
Section 8.13	Remedies	19
Section 8.14	Construction	19
Section 8.15	Entire Agreement	19

GOLDEN DIRECTION SCHEDULES		1

NEW BORUN SCHEDULES		1

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SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”) is entered into as of this 15th day of March, 2010, by and among CHINA NEW BORUN CORPORATION, a company organized under the laws of the Cayman Islands (“New Borun”), GOLDEN DIRECTION LIMITED, a limited liability company organized under the laws of the British Virgin Islands (“Golden Direction”) and KING RIVER HOLDING LIMITED, a limited liability company organized under the laws of the British Virgin Islands and the sole shareholder of Golden Direction (“King River”), upon the following premises:

RECITALS:

WHEREAS, King River owns 100% of the issued share capital of Golden Direction (the “Golden Direction Capital Stock”); and

WHEREAS, the parties hereto desire for Golden Direction to be a wholly-owned subsidiary of New Borun, whereby New Borun shall acquire from King River the Golden Direction Capital Stock in exchange for the issuance by New Borun to King River of 14,847,810 newly issued ordinary shares of New Borun, par value US$0.001 per share (“New Borun Ordinary Shares”).

AGREEMENT:

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all parties hereto, and intending to be legally bound hereby, New Borun, Golden Direction and King River hereby agree as follows:

ARTICLE I
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF KING RIVER AND GOLDEN DIRECTION

As an inducement to, and to obtain the reliance of New Borun, except as set forth in those schedules prepared by Golden Direction which are attached and made a part hereto (the “Golden Direction Schedules”), Golden Direction and King River hereby represent and warrant to New Borun as follows as of the date hereof:

Section 1.01           Organization.  Golden Direction is a company duly organized, validly existing, and in good standing under the laws of the British Virgin Islands and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in all material respects as it is now being conducted.  Included in Item 1.01 of the Golden Direction Schedules are complete and correct copies of Golden Direction’s Certificate of Incorporation and the Memorandum and Articles of Association of Golden Direction as in effect on the date hereof (together, the “Golden Direction Charter”).  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Golden Direction

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Charter.  Golden Direction has taken all actions required by law, from its Golden Direction Charter, or otherwise to authorize the execution and delivery of this Agreement.  Golden Direction has full power, authority, and legal right and has taken all action required by law, the Golden Direction Charter, and otherwise to consummate the transactions herein contemplated.

Section 1.02           Capitalization.  Golden Direction is authorized to issue Fifty Thousand (50,000) ordinary shares, par value $0.001 per share, of which one (1) share is currently issued and outstanding and held by King River.  All of the issued and outstanding shares of such Golden Direction Capital Stock are legally issued, fully paid and non-assessable and not issued in violation of the preemptive or other rights of any person.  Furthermore, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of Golden Direction Capital Stock, or contracts, commitments, understandings or arrangements by which Golden Direction is or may become bound to issue additional shares of Golden Direction Capital Stock or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of Golden Direction Capital Stock, (ii) there are no outstanding debt securities of Golden Direction and (iii) there are no agreements or arrangements under which Golden Direction is obligated to register the sale of any of their securities.

Section 1.03           Subsidiaries.  Golden Direction does not have any subsidiaries and does not own, beneficially or of record, any shares of any corporation except that Golden Direction owns 8,000 ordinary shares of the 8,000 ordinary shares issued and outstanding of China High Enterprises Limited, a Hong Kong investment company (“China High”), which is equivalent to approximately 74.24% of the aggregate issued and outstanding shares of capital stock in China High calculated on a fully diluted basis.

Section 1.04           No Financial Statements.

(a)           Golden Direction has not had any operations since its incorporation and no financial statements have been prepared.

(b)           Golden Direction has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties).

(c)           Golden Direction has timely filed all income and/or franchise tax returns required to be filed by it from its inception to the date hereof.  Each of such income and/or franchise tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

(d)           Golden Direction has no liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 1.05           Absence of Certain Changes or Events.  Since its inception:

(a)           There has not been any business or operations of Golden Direction and Golden Direction owns no assets or properties;

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(b)           Golden Direction has not (i) amended the Golden Direction Charter beyond that which has been provided for in connection with this Agreement; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever; (iii) made any material change in its method of management, operation or accounting; (iv) entered into any transactions or agreements other than in connection with this Agreement and the transactions contemplated herein; or (v) made any adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees; and

(c)           Golden Direction has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights, or canceled, or agreed to cancel, any debts or claims; or (iv) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement.

Section 1.06           Litigation and Proceedings.  There are no actions, suits, proceedings or investigations pending or threatened by or against Golden Direction or affecting Golden Direction or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  Golden Direction has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

Section 1.07           Contracts.  All contracts, agreements, franchises, license agreements, and other commitments to which Golden Direction is a party or by which its properties are bound and which are material to the operations of Golden Direction taken as a whole are valid and enforceable by Golden Direction in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

Section 1.08           No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which Golden Direction is a party or to which any of its assets, properties or operations are subject.

Section 1.09           Compliance With Laws and Regulations.  To the best of its knowledge, Golden Direction has complied with all applicable foreign and domestic statutes and regulations of any federal, state, provincial or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business,

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operations, properties, assets, or condition of Golden Direction except to the extent that noncompliance would not result in the occurrence of any material liability for Golden Direction.

Section 1.10           Approval of Agreement.  The board of directors of Golden Direction has unanimously authorized the execution and delivery of this Agreement by Golden Direction and has approved this Agreement and the transactions contemplated hereby.

Section 1.11           Valid Obligation.  This Agreement and all agreements and other documents executed by Golden Direction in connection herewith constitute the valid and binding obligation of Golden Direction, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 1.12           Information.  The information concerning Golden Direction set forth in this Agreement and in the Golden Direction Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 1.13           Representations and Warranties of King River.  In addition to the representations and warranties made by King River in Sections 1.01 through 1.12 hereof, King River represents and warrants to New Borun as of the date hereof and as of the Closing Date as follows:

(a)          Authority.  King River is a company duly organized, validly existing, and in good standing under the laws of the British Virgin Islands and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in all material respects as it is now being conducted.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of King River’s Certificate of Incorporation and the Memorandum and Articles of Association as in effect on the date hereof (the “King River Charter”).  King River has taken all actions required by law, from its King River Charter, or otherwise to authorize the execution and delivery of this Agreement.  King River has full power, authority, and legal right and has taken all action required by law, the King River Charter, and otherwise to consummate the transactions herein contemplated. .

(b)          No Conflicts.  The execution, delivery and performance of this Agreement by King River and the consummation by King River of the transactions contemplated hereby do not and will not conflict with or result in a violation of or default (or be an event that with notice or lapse of time or both would become a conflict, violation or default) under any contract or agreement applicable to King River or any law, rule, regulation, order, decree, ruling or pronouncement to which King River is subject or by which any property or asset of King River is bound or affected.

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(c)          No General Solicitation.  King River is not acquiring the securities of New Borun hereunder as a result of any advertisement, article, notice or other communication regarding such securities published in any newspaper, magazine or similar media or broadcast over television, radio the internet or presented at any seminar or any other general advertisement.

(d)          Investment Intent.  King River: (i) is acquiring the securities of New Borun hereunder as a principal for its own account and not with a view to or for distributing or reselling them in violation of any applicable law, rule or regulation, (ii) has no present intention of distributing any of such securities in violation of any applicable law, rule or regulation and (iii) has no direct or indirect arrangement or understandings with any other persons to distribute or regarding their distribution of such securities.

ARTICLE II
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF NEW BORUN

As an inducement to, and to obtain the reliance of Golden Direction and King River, except as set forth in those schedules prepared by New Borun which are attached and made a part hereto (the “New Borun Schedules”), New Borun represents and warrants to Golden Direction and King River as follows:

Section 2.01           Organization.  New Borun is an exempted company incorporated, validly existing, and in good standing under the laws of the Cayman Islands and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.  Set forth in Item 2.01 of the New Borun Schedules is a complete and correct copy of the Memorandum and Articles of Association of New Borun as of the date hereof  (the “New Borun Charter”).  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the New Borun Charter.  New Borun has taken all action required by law, the New Borun Charter or otherwise to authorize the execution and delivery of this Agreement, and New Borun has full power, authority, and legal right and has taken all action required by law, the New Borun Charter or otherwise to consummate the transactions herein contemplated.

Section 2.02           Capitalization.  New Borun’s authorized share capital consists of (a) One Hundred Million (100,000,000) New Borun Ordinary Shares with a par value of $0.001 each, of which one (1) share was issued and outstanding prior to the transaction contemplated by the Exchange and (b) Five Million (5,000,000) preference shares with a par value of US$0.001 each (“New Borun Preference Shares”), zero (0) of which were issued or outstanding immediately preceding the consummation of the Exchange.

Section 2.03           Subsidiaries and Predecessor Corporations.  New Borun does not have any predecessors or subsidiaries and does not own, beneficially or of record, any shares of any other corporation.

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Section 2.04           No Financial Statements.

(a)           New Borun has not had any operations since its incorporation and no financial statements have been prepared.

(b)           New Borun has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties).

(c)           New Borun has timely filed all income and/or franchise tax returns required to be filed by it from its inception to the date hereof.  Each of such income and/or franchise tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

(d)           New Borun has no liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 2.05           Options or Warrants.  There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of New Borun.

Section 2.06           Absence of Certain Changes or Events.  Since its inception:

(a)           There has not been any business or operations of New Borun and New Borun owns no assets or properties;

(b)           New Borun has not (i) amended the New Borun Charter beyond that which has been provided for in connection with this Agreement; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever; (iii) made any material change in its method of management, operation or accounting; (iv) entered into any transactions or agreements other than in connection with this Agreement and the transactions contemplated herein; or (v) made any adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees; and

(c)           New Borun has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights, or canceled, or agreed to cancel, any debts or claims; or (iv) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement.

Section 2.07           Litigation and Proceedings.  There are no actions, suits, proceedings or investigations pending or threatened by or against New Borun or affecting New Borun or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  New Borun has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree,

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award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

Section 2.08           Contracts.  Except as set forth in Item 2.08 of the New Borun Schedules:

(a)           New Borun is not a party to any contract, franchise, license agreement, agreement, debt instrument or other commitments or instruments whether such agreement is in writing or oral.

(b)           New Borun is not a party to or bound by any charter or other corporate restriction or any judgment, order, writ, injunction, decree, or award; and

(c)           New Borun is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan; (iii) agreement, contract, or indenture relating to the borrowing of money; (iv) guaranty of any obligation; (vi) collective bargaining agreement; or (vii) agreement with any present officer or director of New Borun.

Section 2.09           No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which New Borun is a party or to which any of its assets, properties or operations are subject.

Section 2.10           Compliance With Laws and Regulations.  New Borun has materially complied with all applicable statutes and regulations of any applicable governmental entity or agency thereof.

Section 2.11           Approval of Agreement.  The sole director of New Borun has authorized the execution and delivery of this Agreement by New Borun and has approved this Agreement and the transactions contemplated hereby.

Section 2.12           Material Transactions or Affiliations.  Except as set forth in Item 2.12 of the New Borun Schedules, there exists no contract, agreement or arrangement between New Borun and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by New Borun to own beneficially, five percent (5%) or more of the issued and outstanding common stock of New Borun and which is to be performed in whole or in part after the date hereof or was entered into prior to the date hereof since inception.  Neither any officer, director, nor five percent (5%) stockholder of New Borun has, or has had since inception of New Borun, any known interest, direct or indirect, in any such transaction with New Borun which was material to the business of New Borun.  New Borun has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

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Section 2.13           Valid Obligation.  This Agreement and all agreements and other documents executed by New Borun in connection herewith constitute the valid and binding obligation of New Borun, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 2.14           Information.  The information concerning New Borun set forth in this Agreement and the New Borun Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

ARTICLE III
PLAN OF EXCHANGE AND RELATED AGREEMENTS

Section 3.01           The Closing.

(a)          The closing (the “Closing”) of the Exchange will occur at the offices of New Borun’s U.S. securities counsel, K&L Gates LLP, located at 200 South Biscayne Boulevard, Suite 3900, Miami, Florida 33131-2399 on such date as shall be one (1) business day after all of the conditions set forth in Articles VI and VII have been satisfied or waived (the “Closing Date”).  The Closing may be undertaken remotely by delivery of facsimile/email and/or pdf signatures and documents.

(b)          On the Closing Date, King River shall assign and transfer, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, all of the shares of Golden Direction Capital Stock, including voting power, of Golden Direction to New Borun.  In exchange for the transfer of all of the Golden Direction Capital Stock by King River to New Borun, New Borun shall issue Fourteen Million Eight Hundred Forty-Seven Thousand Eight Hundred and Ten (14,847,810) newly-issued New Borun Ordinary Shares to King River.

(c)          On the Closing Date, King River shall surrender its certificate or certificates representing 100% of the shares of Golden Direction Capital Stock to New Borun, New Borun’s counsel or New Borun’s registrar or transfer agent.

(d)          As a result of the Exchange as contemplated herein, (i) King River will beneficially own 14,847,811 New Borun Ordinary Shares, representing 100% of the issued share capital of New Borun on the Closing Date and (ii) Golden Direction will be a wholly-owned subsidiary of New Borun.

Section 3.02           Closing Events.  On the Closing Date, New Borun, Golden Direction and King River shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered on or prior to the Closing Date, together with such other items as may be reasonably

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requested by the parties hereto and their respective legal counsel in order to fully effectuate or evidence the transactions contemplated hereby.

Section 3.03           Termination.  This Agreement may only be terminated prior to the Closing Date by (a) New Borun in the event that Golden Direction or King River fail to meet all non-waived conditions set forth in Article VI herein in all material respects and (b) Golden Direction or King River only in the event that New Borun fails to meet all non-waived conditions set forth in Article VII herein in all material respects.  If this Agreement is terminated pursuant this Section 3.06, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder, except as set forth herein below.

ARTICLE IV
COVENANTS OF GOLDEN DIRECTION AND KING RIVER

Section 4.01           Access and Investigation.  Between the date of this Agreement and the Closing Date, Golden Direction will (a) afford New Borun and its agents, advisors and attorneys during normal business hours, and upon reasonable notice, full and free access to Golden Direction’s properties, contracts, books and records, and other documents and data, (b) furnish New Borun and its agents, advisors and attorneys with copies of all such contracts, books and records, and other existing documents and data as New Borun may reasonably request and (c) furnish New Borun and its agents, advisors and attorneys with such additional financial, operating, and other data and information as New Borun may reasonably request.

Section 4.02           Delivery of Books and Records.  On or prior to the Closing Date, Golden Direction shall deliver to New Borun the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of Golden Direction now in the possession of Golden Direction or its representatives.

Section 4.03           Operation of the Business of Golden Direction.

(a)           Between the date of this Agreement and the Closing Date, Golden Direction will:

(i)            conduct its business only in the ordinary course of business consistent with past practice;

(ii)           use its best efforts to preserve intact its current business organization and business relationships;

(iii)          not create any new, or capitalize or conduct any business through, any subsidiary;

(iv)          not issue any equity securities (or any interest therein); and

(v)           not perform any act that would require the consent of King River.

(b)           Notwithstanding the foregoing, between the date of this Agreement and the Closing Date, Golden Direction will not directly or indirectly, without the prior

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written consent of New Borun, engage in any transaction with, or enter into any agreement with any officer, director or stockholder of Golden Direction, or any affiliate thereof.

Section 4.04           No Transfers of Interests. Between the date of this Agreement and the Closing Date, King River shall not assign, transfer, mortgage, pledge or otherwise dispose of any or all of the Golden Direction Capital Stock (or any interest therein) or grant any person the option or right to acquire any Golden Direction Capital Stock (or any interest therein).

Section 4.05           Required Filings and Approvals.  As promptly as possible after the date of this Agreement, Golden Direction will make all filings and obtain all approvals required to be made by it in order to consummate the transactions contemplated by this Agreement.  Between the date of this Agreement and the Closing Date, Golden Direction and King River will (i) cooperate with New Borun with respect to all filings that New Borun elects to make or is required to make in connection with the transactions contemplated by this Agreement and (ii) cooperate with New Borun in obtaining any consents or approvals required to be obtained by New Borun in connection herewith.

Section 4.06           Notification.  Between the date of this Agreement and the Closing Date, Golden Direction and King River will promptly notify New Borun in writing if Golden Direction or King River becomes aware of any fact or condition that causes or constitutes a breach of any of the representations and warranties of Golden Direction or King River, as the case may be, as of the date of this Agreement, or if Golden Direction or King River becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.  Should any such fact or condition require any change in the Schedules to this Agreement if such Schedules were dated the date of the occurrence or discovery of any such fact or condition, Golden Direction or King River, as the case may be, will promptly deliver to New Borun a supplement to the Schedules to this Agreement specifying such change; provided, however, that such delivery shall not materially adversely affect any rights of New Borun set forth herein.  During the same period, Golden Direction and King River will promptly notify New Borun of the occurrence of any breach of any covenant of Golden Direction or King River in this Article IV or in Article III herein or of the occurrence of any event that may make the satisfaction of the conditions in Article VI impossible or unlikely.

Section 4.07           Indemnification.  Golden Direction and King River hereby jointly and severally agree to indemnify New Borun and each of the officers, attorneys, agents and directors of New Borun as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever) (as used in this paragraph alone, a “Loss”), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article I of this Agreement.  The indemnification provided for in this paragraph shall survive the Closing and the consummation of the transactions

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contemplated hereby and termination of this Agreement for two (2) years following the Closing Date.

Section 4.08           Approval by Golden Direction and King River.  This Agreement and the transactions contemplated hereby shall have been approved by the board of directors of Golden Direction and by King River prior to the date hereof.

Section 4.09           Director’s Certificate of Golden Direction.  On the date hereof, Golden Direction shall deliver to New Borun a certificate, executed by Golden Direction’s sole director certifying attached copies of (i) the organizational documents of Golden Direction and (ii) the resolutions of Golden Direction’s board of directors approving this Agreement and the transactions contemplated hereby.

Section 4.10           Good Standing Certificate.  On the date hereof, Golden Direction shall deliver to New Borun a certificate of good standing or the equivalent from the appropriate authority in the British Virgin Islands, dated as of a date within ten (10) business days prior to the date hereof certifying that Golden Direction is in good standing as a company in the British Virgin Islands.

Section 4.11           Closing Conditions.  Between the date of this Agreement and the Closing Date, each of Golden Direction and King River will use its best efforts to cause the conditions in Article VI to be satisfied as promptly as possible.

ARTICLE V
COVENANTS OF NEW BORUN

Section 5.01           Access and Investigation.  Between the date of this Agreement and the Closing Date, New Borun will (a) afford Golden Direction, King River and their respective agents, advisors and attorneys during normal business hours and upon reasonable notice, full and free access to New Borun’s senior personnel, properties, contracts, books and records, and other documents and data, (b) furnish Golden Direction, King River and their respective agents, advisors and attorneys with copies of all such contracts, books and records, and other existing documents and data as Golden Direction may reasonably request and (c) furnish Golden Direction, King River and their respective agents, advisors and attorneys with such additional financial, operating, and other data and information as Golden Direction or King River may reasonably request.

Section 5.02           Issuance of Securities in New Borun.  Between the date of this Agreement and the Closing Date, New Borun will not issue any equity securities (or any interest therein).

Section 5.03           Required Filings and Approvals.  As promptly as practicable after the date of this Agreement, New Borun will make all filings required to be made by it in order to consummate the transactions contemplated by this Agreement.  Between the date of this Agreement and the Closing Date, New Borun will cooperate with Golden Direction and King River with respect to all filings that Golden Direction and/or King River elects to make or is required to make in connection with the transactions contemplated by this Agreement, and

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cooperate with Golden Direction and/or King River in obtaining any consents or approvals required to be obtained by Golden Direction and/or King River in connection herewith.

Section 5.04           Notification.  Between the date of this Agreement and the Closing Date, New Borun will promptly notify Golden Direction and King River in writing if New Borun becomes aware of any fact or condition that causes or constitutes a breach of any of the representations and warranties of New Borun, as of the date of this Agreement, or if New Borun becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.  Should any such fact or condition require any change in the Schedules to this Agreement if the Schedules to the Agreement were dated the date of the occurrence or discovery of any such fact or condition, New Borun will promptly deliver to Golden Direction and King River a supplement to the Schedules to the Agreement specifying such change; provided, however, that such delivery shall not materially adversely affect any rights of Golden Direction and King River set forth herein.  During the same period, New Borun will promptly notify Golden Direction and King River of the occurrence of any breach of any covenant of New Borun in this Article V or of the occurrence of any event that may make the satisfaction of the conditions in Article VII impossible or unlikely.

Section 5.05           Indemnification.  New Borun hereby agrees to indemnify Golden Direction and King River and each of their respective officers, attorneys, agents, and directors as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever) (as used in this paragraph alone, a “Loss”) to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article II of this Agreement.  The indemnification provided for in this paragraph shall survive the Closing hereunder and the consummation of the transactions contemplated hereby and termination of this Agreement for two (2) years following the Closing Date.

Section 5.06           Approval by New Borun.  This Agreement and the transactions contemplated hereby shall have been approved by the board of directors of New Borun prior to the date hereof.

Section 5.07           Closing Conditions.  Between the date of this Agreement and the Closing Date, New Borun will use its best efforts to cause the conditions in Article VII to be satisfied as promptly as possible.

ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF NEW BORUN

The obligations of New Borun under this Agreement are subject to the satisfaction, on or before the Closing Date, of the following conditions (any of which may be waived by New Borun, in whole or in part):

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Section 6.01           Accuracy of Representations.  The representations and warranties made by Golden Direction and King River in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement).

Section 6.02           Performance by Golden Direction and King River.

(a)           All of the covenants and obligations that Golden Direction and King River are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

(b)           Each document required to be delivered by Golden Direction and/or King River pursuant to this Agreement at or prior to Closing must have been delivered.

Section 6.03           Consents.  All consents, waivers, approvals, authorizations or orders pursuant to all contracts, licenses, laws, rules or regulations, permits, trademarks and other intangibles required to be obtained, and all filings required to be made, by Golden Direction and/or King River for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated by this Agreement or for the continued operation of Golden Direction as presently operated as a subsidiary of New Borun after the Closing Date to the extent required by law, shall have been obtained and made by Golden Direction and/or King River, as the case may be.

Section 6.04           Officer’s Certificate.  Golden Direction shall have delivered to New Borun a certificate dated as of the Closing Date and signed by a duly authorized officer of Golden Direction to the effect that (a) each of the conditions set forth in Sections 6.01, 6.02 and 6.03 have been fully satisfied and (b) no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of Golden Direction threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the Golden Direction Schedules, by or against Golden Direction, which might result in any material adverse change in any of the assets, properties, business, or operations of Golden Direction.

Section 6.05           Certificate of King River.  King River shall have delivered to New Borun a certificate dated as of the Closing Date executed by King River certifying the satisfaction of the conditions specified in Sections 6.01, 6.02 and 6.03 herein above.

Section 6.06           No Governmental Prohibition.  No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 6.07           Additional Documents.  Golden Direction and King River shall have delivered to New Borun such other documents as New Borun may have reasonably requested for the purpose of (i) evidencing the accuracy of any of the representations and

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warranties of Golden Direction and King River in this Agreement, (ii) evidencing the performance of, or compliance by Golden Direction and King River with, any covenant or obligation required to be performed or complied with hereunder by Golden Direction or King River, as the case may be, (iii) evidencing the satisfaction of any condition referenced herein (including, without limitation such opinions of PRC counsel to Golden Direction and King River that all consents and approvals of all governmental authorities of the British Virgin Islands necessary or required to consummate the transactions contemplated herein, free and clear of all encumbrances have been obtained and are in full force and effect) or (iv) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

ARTICLE VII
CONDITIONS PRECEDENT TO OBLIGATIONS OF GOLDEN DIRECTION
AND KING RIVER

The obligations of Golden Direction and King River under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions (any of which may be waived by Golden Direction and King River, in whole or in part):

Section 7.01           Accuracy of Representations.  The representations and warranties made by New Borun in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement).

Section 7.02           Performance by New Borun.

(a)           All of the covenants and obligations that New Borun is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

(b)           Each document required to be delivered by New Borun pursuant to this Agreement at or prior to Closing must have been delivered.

Section 7.03           Consents.  All consents, waivers, approvals, authorizations or orders pursuant to all contracts, licenses, laws, rules or regulations, permits, trademarks and other intangibles required to be obtained, and all filings required to be made, by New Borun for the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement to the extent required by law, shall have been obtained and made by New Borun.

Section 7.04           Officer’s Certificate.  New Borun shall have delivered to Golden Direction and King River a certificate dated as of the Closing Date and signed by a duly authorized officer of New Borun to the effect that (a) each of the conditions set forth in Sections 7.01, 7.02 and 7.03 have been fully satisfied and (b) no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of New Borun threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the New Borun Schedules, by or against New

14

Borun, which might result in any material adverse change in any of the assets, properties, business, or operations of New Borun.

Section 7.05           Director’s Certificate.  On the Closing Date, New Borun shall deliver to Golden Direction and King River a certificate, executed by New Borun’s sole director certifying attached copies of (i) the organizational documents of New Borun and (ii) the resolutions of New Borun’s board of directors approving this Agreement and the transactions contemplated hereby.

Section 7.06           Good Standing Certificate.  On the Closing Date, New Borun shall deliver to Golden Direction and King River a certificate of good standing from the Registrar of Companies, dated as of a date within ten (10) business days of the Closing Date, certifying that New Borun is in good standing as a company in the Cayman Islands.

Section 7.07           Additional Documents.  New Borun shall have delivered such other documents as Golden Direction and King River may have reasonably requested prior to the date hereof for the purpose of (i) evidencing the accuracy of any of the representations and warranties of New Borun in this Agreement, (ii) evidencing the performance of, or compliance by New Borun with, any covenant or obligation required to be performed or complied with hereunder by New Borun, (iii) evidencing the satisfaction of any condition referenced herein or (iv) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

ARTICLE VIII
MISCELLANEOUS

Section 8.01           Brokers.  New Borun, Golden Direction and King River agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement.  New Borun, on the one hand, and Golden Direction and King River, on the other hand, agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 8.02           Governing Law; Jurisdiction; Venue; Waiver of Jury Trial.  This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to matters of State law, with the laws of the State of New York.  Venue for all matters shall be in the City of New York, New York, without giving effect to principles of conflicts of law thereunder.  Each of the parties irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United States sitting in New York City, New York.  By execution and delivery of this Agreement, each party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.  EACH PARTY (ON BEHALF OF

15

ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS) HEREBY WAIVES ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Notices.  Any notice or other communications required or permitted hereunder shall  be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to New Borun, to:	China New Borun Corporation

Bohai Industrial Park (Yangkou Town)

Shouguang, Shandong 262715

The People’s Republic of China

Attention: Mr. WANG Jinmiao

Telephone: +86-536-5451199/5451006

Facsimile: +86-536-5451199

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With copies to:	K&L Gates LLP

Wachovia Financial Center

200 South Biscayne Blvd., Suite 3900

Miami, FL 33131

	Attention:	Clayton E. Parker, Esq.

	Telephone:	(305) 539-3300

	Facsimile:	(305) 358-7095

If to King River or Golden Direction, to:	Golden Direction Limited

Bohai Industrial Park (Yangkou Town)

Shouguang, Shandong 262715

The People’s Republic of China

	Attention:	WANG Jinkun

	Telephone:	+86-536-5451199

	Facsimile:	+86-536-5451199

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier and (iii) upon dispatch, if transmitted by facsimile or telecopy and receipt is confirmed by telephone.

Section 8.03   Attorney’s Fees.  In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 8.04   Confidentiality.  Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use

17

such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.  In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

Section 8.05   Public Announcements and Filings.  The parties hereto hereby acknowledge and agree that this Agreement will be filed as an Exhibit to New Borun’s registration statement on Form F-1 to be filed with the U.S. Securities and Exchange Commission (the “Commission”) in connection with the initial public offering of American Depositary Shares representing New Borun Ordinary Shares, and that such registration statement will be made publicly available upon such filing.  With the exception of such filing, and unless required by applicable law or regulatory authority, including, without limitation, the Commission, none of the parties will issue any report, statement or press release to the general public, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties.  Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities with the exception of any such filings, announcements or disclosures made to the Commission, shall be delivered to each party at least one (1) business day prior to the release thereof.

Section 8.06   Recitals.  The recitals to this Agreement are true and correct and are incorporated herein, in their entirety, by this reference.

Section 8.07   Third Party Beneficiaries.  This Agreement is strictly between New Borun, Golden Direction and King River, and, except as specifically provided herein, including, without limitation, those persons indemnified pursuant to Sections 4.07 and 5.05 herein, no director, officer, stockholder (other than King River), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 8.08   Expenses.  Subject to Section 8.04 above, whether or not the Exchange is consummated, each of New Borun, Golden Direction and King River will bear its own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

Section 8.09   Survival; Termination.  The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two (2) years.

Section 8.10   Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.  In the event that any counterpart signature is delivered by facsimile or

18

other electronic transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or other electronic signature page were an original thereof.

Section 8.11   Amendment or Waiver.  Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.  At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 8.12   Best Efforts.  Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable.  Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

Section 8.13   Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the parties hereto will be entitled to specific performance of their respective obligations hereunder.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

Section 8.14   Construction.  The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of Agreements or any amendments hereto or the transactions contemplated hereby.

Section 8.15   Entire Agreement.  This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the corporate parties hereto have caused this Share Exchange Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

CHINA NEW BORUN CORPORATION

By:	/s/ Shan Junqin

Name:	Shan Junqin

Title:	Director

GOLDEN DIRECTION LIMITED

By:	/s/ Shan Junqin

Name:	Shan Junqin

Title:	Director

KING RIVER HOLDING LIMITED

By:	/s/ Shan Junqin

Name:	Shan Junqin

Title:	Director

20

GOLDEN DIRECTION SCHEDULES

Item 1.01	Certificate of Incorporation of Golden Direction Please see Annex A attached hereto. Memorandum and Articles of Association of Golden Direction Please see Annex B attached hereto.

NEW BORUN SCHEDULES

Item 2.01	Memorandum and Articles of Association Please see Exhibits 3.2 and 3.3 to the Company’s Registration Statement on Form F-1 as filed with the SEC on April 27, 2010.

Item 2.08	Contracts: None.

Item 2.12

Material Transactions or Affiliations:

(1) Share Exchange Agreement, dated February 28, 2010, by and among China New Borun Corporation, Golden Direction Limited, Star Elite Enterprises Limited, Earnstar Holding Limited and TDR Advisors, Inc. (please see Exhibit 2.1 to the Company’s Registration Statement on Form F-1 as filed with the SEC on April 23, 2010)

(2) Shareholders Agreement, dated March 31, 2010, by and among China New Borun Corporation, King River Holding Limited, Star Elite Enterprises Limited, Earnstar Holding Limited and TDR Advisors, Inc. (please see Exhibit 4.4 to the Company’s Registration Statement on Form F-1 as filed with the SEC on April 23, 2010)

ANNEX A

TERRITORY OF THE BRITISH VIRGIN ISLANDS

BVI BUSINESS COMPANIES ACT, 2004

CERTIFICATE OF INCORPORATION

(SECTION 7)

The REGISTRAR of CORPORATE AFFAIRS, of the British Virgin Islands HEREBY CERTIFIES, that pursuant to the BVI Business Companies Act, 2004, all the requirements of the Act in respect of incorporation having been complied with,

GOLDEN DIRECTION LIMITED

BVI COMPANY NUMBER: 1472637

is incorporated in the BRITISH VIRGIN ISLANDS as a BVI BUSINESS COMPANY, this 28th day of March, 2008.

for REGISTRAR OF CORPORATE AFFAIRS 28th day of March, 2008

ANNEX B

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT (No. 16 of 2004) Memorandum and Articles of Association of

GOLDEN DIRECTION LIMITED

BVI BC No.:

Incorporated the 28th day of March, 2008

ILS FIDUCIARY (B.V.I.) LIMITED
MILL MALL, SUITE 6
WICKHAMS CAY 1, PO BOX 3085
ROAD TOWN, TORTOLA

BRITISH VIRGIN ISLANDS

TERRITORY OF THE VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004

MEMORANDUM OF ASSOCIATION

OF

GOLDEN DIRECTION LIMITED

A COMPANY LIMITED BY SHARES

1.           NAME

The name of the Company is GOLDEN DIRECTION LIMITED.

2.           INCORPORATION

The Company is incorporated as a company limited by shares.

3.           REGISTERED OFFICE

The first registered office of the Company shall be situated at ILS FIDUCIARY (B.V.I) LIMITED, Mill Mall, Suite 6, Wickhams Cay 1, P.O. Box 3085, Road Town, Tortola, British Virgin Islands.

4.           REGISTERED AGENT

The first registered agent of the Company shall be at ILS FIDUCIARY (B.V.I) LIMITED of Mill Mall, Suite 6, Wickhams Cay 1, P.O. Box 3085, Road Town, Tortola, British Virgin Islands.

5.           OBJECTS AND POWERS

(a)          The object for which the Company is incorporated is to engage without limitation in any act or activities which are not prohibited under any law for the time being in force in the British Virgin Islands.

(b)        The Company shall have full capacity, power, right and privilege to:

(i)       engage in any business or businesses whatsoever, or in any act or activities which are not prohibited under any law for the time being in force in the British Virgin Islands;

(ii)      carry on business with persons resident in the British Virgin Islands.

(iii)     carry on banking or trust business, pursuant to a license issued to it under the Banks and Trust Companies Act, 1990 and to act as trustee of a Virgin Islands Special Trust;

(iv)     carry on business as an insurance company or as a reinsurance company, insurance agent, or insurance broker, pursuant to a license issued to it under the Insurance Act, 1994;

(v)      carry on the business of company management pursuant to a license issued to it under the Company Management Act, 1990;

(vi)     act a as a custodian of shares in a company incorporated under the laws of the British Virgin Islands, pursuant to a license issued to it under the Financial Services Commission Act, 2001;

(vii)    issue, cancel, and hold treasury shares, grant options over unissued shares in the Company and treasury shares, issue securities that are converted into shares, and give financial assistance to any person in connection with the acquisition of its own shares;

(viii)   issue debentures, guarantee a liability or obligation of any person and secure any of its obligations by mortgage, pledge or other charge of any of its assets;

(ix)      protect the assets of the Company for the benefit of the Company, its creditors and its members and, at the discretion of the directors, for any person having a direct or indirect interest in the Company;

(x)       buy, sell, underwrite, invest in, exchange or otherwise acquire and hold, manage, develop, deal with and turn to account any bonds, debentures, shares, (whether fully paid or not) stocks, options, commodities, futures, forward contracts, notes or securities of Governments, States, municipalities, public authorities or public or private limited or unlimited companies in any part of the world, precious metals, gems, works of art and other articles of value and whether on a cash or margin basis and including short sales, and to lend money against the security of any of the aforementioned property;

(xi)      buy, own, hold, subdivide, lease, sell, rent, prepare building sites, construct, reconstruct, alter, improve, decorate, furnish, operate, maintain, reclaim or otherwise deal with and/or develop land and buildings and otherwise deal in real estate in all its branches, make advances upon the security of land or houses or other property or any interest therein, and whether erected or in course of erection and whether on first mortgage or charge or subject to prior mortgage or charge, and to develop land and buildings as may seem expedient to the Company;

(xii)     borrow or raise money by the issue of debentures, debenture stock (perpetual or terminable), bonds, mortgages, or any other securities founded or based upon all or any of the assets or property of the Company or without any such security and upon such terms as to priority or otherwise as the Company may think fit;

(xiii)    do all such other things as are incidental to, or which the company may think conducive to the attainment of all the above objects, powers, rights and privileges.

(c)          For the purposes of Section 9(4) of the Act, there are no limitations on the business that the Company may carry on.

6.           SHARES IN THE COMPANY

(1)          The Company shall be authorised to issue a maximum of 50,000 shares with a par value of US$1.00 for each share.

(2)          The shares in the Company shall be issued in the currency of the United States of America.

(3)          Shares in the Company shall be issued as registered shares only.

(4)          The shares may be divided into such number of classes and series as the directors may by resolution from time to time determine, and until so divided shall comprise one class and series.

(5)          The Company shall not be authorized to issue bearer shares; convert registered shares to bearer shares; or exchange registered shares for bearer shares.

7.           DESIGNATIONS, RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS ATTACHING TO SHARES

The directors shall by resolution have the power to issue any class or series of shares that the Company is authorized to issue, with or subject to any designations, powers, preferences, rights, qualifications, limitations and restrictions.

8.             VARIATION OF CLASS RIGHTS

If at any time the number of shares which the Company is authorised to issue is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) shall whether or not the Company is being wound up, be varied by way of resolution or with the consent in writing of the holders of not less than 51% of the issued shares of that class and of the holders of not less than 30% of the issued shares of any other class of shares which may be affected by such variation.

9.             RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU

Rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of such further shares ranking pari passu therewith.

10.           AMENDMENTS

(1)           The Company may by resolution of the members, or by a resolution of directors if no shares have been issued, amend this Memorandum of Association and the Articles of Association of the Company.

(2)           Amendments to this Memorandum of Association and to the Articles of Association may include changing the name of the Company; and increasing the number of shares which the Company is authorised to issue.

(3)           No amendment may be made by a Resolution of Directors:

(i)    to restrict the rights or powers of members to amend the Memorandum of Association or the Articles of Association;

(ii)   to change the percentage of members required to pass a resolution of members to amend the Memorandum of Association or Articles of Association;

(iii)  to clauses 7, 8, 9, and 10 of this Memorandum of Association of the Company;

(iv)  to prohibit members from amending the Memorandum of Association or Articles of Association; or

(v)   to Regulations 122, 126, or 127 of the Articles of Association of the Company.

(4)          Where a resolution is passed to amend the Memorandum or Articles of Association, the Company shall file for registration with the Registrar of Corporate Affairs:

(i)            a notice of amendment in the approved form; or

(ii)          a restated Memorandum or Articles of Association incorporating the amendment made.

We, ILS FIDUCIARY (BVI) LIMITED, Mill Mall, Suite 6, Wickhams Cay 1, P.O. Box 3085, Road Town, Tortola, British Virgin Islands for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands hereby sign this Memorandum of Association the 28 March, 2008.

Incorporator

/s/ Bernadette Rawlins
Bernadette Rawlins
Authorised Signatory
ILS FIDUCIARY (B.V.I.) LIMITED
Mill Mall, Suite 6
Wickhams Cay 1
P.O. Box 3085
Road Town, Tortola
British Virgin Islands

TERRITORY OF THE VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004

ARTICLES OF ASSOCIATION

OF

GOLDEN DIRECTION LIMITED

A COMPANY LIMITED BY SHARES

INTERPRETATION

1.             References in these Articles to the “Act” shall mean the BVI Business Companies Act, 2004 and shall include amendments to the Act and any regulations as may from time to time be made under the Act.

2.             (1) The following Regulations shall constitute the Articles of the Company.

(2) In these Articles words and expressions defined in the Act shall have the same meaning.

(3) Unless otherwise required by the context, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and the neuter genders.

(4) References to “person” shall include corporations and all other entities which are capable of having legal existence.

ISSUE OF SHARES AND VARIATION OF RIGHTS

3.   (1)     Subject to the provisions of these Articles, the unissued shares of the Company shall be at the disposal of the directors who may offer, allot, grant options over, or otherwise dispose of them to such persons at such times and for such consideration, and upon such terms and conditions as the directors may determine.

(2)   The directors shall not issue a share for a consideration which shall be less than the par value of the share.

(3)   Section 46 of the Act in respect of pre-emptive rights shall not apply to the issue, allotment, transfer, purchase, redemption, or acquisition of shares in the Company.

(4)   The Company shall not be authorized to issue bearer shares; convert registered shares to bearer shares; or exchange registered shares for bearer shares.

(5)   The directors shall issue no shares for a consideration other than money, unless the directors have passed a resolution stating:

(a)   the amount to be credited for the issue of the Shares;

(b)   their determination of the reasonable present cash value of the non-money consideration for the issue; and

(c)   that, in their opinion, the present cash value of the non money consideration for the issue is not less that the amount to be credited for the issue of the Shares.

4.             The directors may issue shares in the Company with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the directors may determine.

5.             The Company shall keep a register of members which shall contain the following:

(a)   the names and addresses of the persons who hold registered shares in the Company;

(b)   the number of each class and series of shares held by each shareholder;

(c)   the date on which the name of each shareholder was entered in the register of members; and

(d)   the date on which a person ceased to be a shareholder.

6.   (1)     Every person whose name is entered as a member in the register of members, being the holder of shares shall, without payment, be entitled to a certificate signed by two directors or two officers or by one director or one officer of the Company or under the common seal of the Company with or without the signature of any director or officer of the Company.

(2)   The certificate shall specify the share or shares held and the par value thereof (if any) provided that in respect of a share, or shares, held jointly by several persons, the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.

(3)   If a certificate is worn out or lost it may be renewed on production of the worn out certificate, or on satisfactory proof of its loss together with such indemnity as the directors may reasonably require.

(4)   Any member receiving a share certificate shall indemnify and hold the Company and its officers harmless from any loss or liability which it or they may incur by reason of wrongful or fraudulent use or representation made by any person by virtue of the possession of such a certificate.

7.             A share issued by the Company upon conversion of, or in exchange for, another share or a debt obligation or other security in the Company, shall be treated for all purposes as having been issued for money equal to the consideration received or deemed to have been received by the Company in respect of the other share, debt obligation or security.

8.             The Company may issue fractions of a share and a fractional share shall have the same corresponding fractional liabilities, limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a whole share of the same class or series of shares.

9.             The consideration in respect of the shares constitutes capital to the extent designated by the directors and the excess constitutes surplus, except that the directors must designate as capital an amount of the consideration that is at least equal to the amount that the share is entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company.

10.           Subject to the provisions of the Act, shares may be issued on the terms that they are redeemable, or at the option of the Company be liable to be redeemed on such terms and in such manner as the directors before or at any time of the issue of the shares may determine.

ACQUISITION OF OWN SHARES AND REDEMPTION OF SHARES

11.  (1)    The directors may, in accordance with the Act, on behalf of the Company purchase, redeem, or otherwise acquire any of the Company’s own shares for such consideration as they consider fit, and may either cancel or hold such shares as treasury shares.

(2)   The directors may dispose of any shares held as treasury shares on such terms and conditions as they may from time to time determine. Shares may be purchased or otherwise acquired in exchange for newly issued shares in the Company.

(3)   The directors may redeem any such share at a premium.

(4)   The directors shall by resolution determine whether sections 60, 61, and 62 of the Act shall apply to the acquisition of shares.

(5)   Upon cancellation of a share, the amount included as capital of the Company with respect to that share shall be deducted from the capital of the Company.

NOTICE OF TRUST

12.           No notice of a trust, whether expressed, implied or constructive, shall be entered in the register of members.

13.           Except as required by law, no person shall be recognized by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future, or partial interest in any share or any interest in any fractional part of a share.

TRANSFER OF SHARES

14.  (1)    Registered shares in the Company may be transferred by a written instrument signed by the transferor and containing the name and address of the transferee or such other manner or form and subject to such evidence as the directors shall consider appropriate.

(2)   The Instrument of transfer shall be signed by the transferee if registration as a holder of the share imposes a liability to the Company on the transferee.

(3)   The Instrument of transfer of a registered share shall be sent to the Company for registration.

15.  (1)    The directors shall pass a resolution to register or refuse to register a transfer of shares.

(2)   The directors having resolved to register the shares shall enter the name of the transferee of the shares in the register of members.

(3)   If the directors of the Company are satisfied that an instrument of transfer relating to Shares has been signed but that the instrument has been lost or destroyed, they may resolve by Resolution:

(a)   to accept such evidence of the transfer of shares as they consider appropriate; and

(b)   that the transferee’s name should be entered in the register of members notwithstanding the absence of the instrument of transfer.

TRANSMISSION OF SHARES

16.  (1)    The personal representative of a deceased member, the guardian of an incompetent member, or the trustee of a bankrupt member shall be the only person recognized by the Company as having any title to his share.

(2)   Such personal representative, guardian, or trustee shall not be entitled to exercise any rights as a member of the Company until that person has proceeded in the manner set out below.

(3)   The production to the Company of any document which is evidence of:

(a)   a grant of probate of the will, or grant of letters of administration of the estate, or confirmation of the appointment as executor, of a deceased member; or

(b)   the appointment of a guardian of an incompetent member; or

(c)   the trustee of a bankrupt member; or

(d)         any other documentation providing reasonable evidence of the applicants beneficial ownership of the shares,

shall be accepted by the Company.

(4)  If the deceased, incompetent member or bankrupt member is domiciled outside the British Virgin Islands the Company shall accept the documents referred to in sub-regulation (3) above, if such documents are issued by a foreign court which had competent jurisdiction in the matter.

(5)  For the purposes of establishing whether or not a foreign court had competent jurisdiction in the matter the directors may obtain appropriate legal advice.

(6)  The directors may also require an indemnity to be given by the personal representative, guardian, or trustee of the member.

17.        An application by any such person to be registered as a member shall for all purposes be deemed to be a transfer of shares of the deceased, incompetent, or bankrupt member and the directors shall treat it as such.

18.        Any person who has become entitled to a share in consequence of the death, incompetence, or bankruptcy of any member may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such share and such request shall likewise be treated as if it were a transfer.

19.        What amounts to incompetence on the part of a person is a matter to be determined by the court having regard to all the relevant evidence and the circumstances of the case.

LIEN

20.  (1) The Company shall have a first and paramount lien on every share which has been registered in the name of a member, whether singly or jointly with any other person, for all the debts incurred before or after the notice to the Company of any interest of any person other than such member, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such member or his estate and any other person, whether a member of the Company or not.

(2)  The Company’s lien on a share shall extend to all dividends payable thereon.

(3)  The directors may at any time either generally, or in any particular case, waive any lien that has arisen or may declare any share to be wholly or in part exempt from the provisions of this regulation.

21.         The Company may sell, in such manner as the directors may by resolution determine, any share on which the Company has a lien, but no sale shall be made unless the sum in respect of which the lien exists is payable nor until the expiration of twenty one days after a notice in writing, demanding payment of the sum payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the share.

22.  (1)    The net proceeds of the sale by the Company of any share on which it has a lien shall be applied in or towards payment in respect of which the lien exists so far as the same is payable and any residue shall (subject to a like lien for debts or liabilities not payable as existed upon the share prior to the sale) be paid to the holder of the share immediately before such sale.

(2)   For giving effect to any such sale the directors may authorise some person to transfer the share sold to the purchaser thereof.

(3)   The purchaser shall be registered as the holder of the share and he shall not be bound to see the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the sale.

MEETINGS OF MEMBERS

23.           The directors shall convene meetings of the members of the Company at such times and in such manner and place as the directors consider necessary or desirable, and they shall convene such a meeting upon the written request of members holding no less than 30% of the votes of the issued voting shares in the Company.

24.           Seven days’ notice at the least specifying the place, the day and the hour of the meeting and general nature of the business to be conducted shall be given in the manner hereinafter mentioned to such persons whose names on the date the notice is given appear as members in the register of members of the Company and who are entitled to vote.

25.           A meeting of the members shall be deemed to have been validly held, notwithstanding that it is held in contravention of the requirement to give notice.

26.           Notice of a meeting may be waived by an absolute majority in number of the members having a right to attend and vote at the meeting.

27.           The inadvertent failure of the directors to give notice of a meeting to a member, or the fact that a member has not received the notice, does not invalidate the meeting.

28.           A meeting of the members may on the application of a member, a director or the directors of the Company be ordered by the Court if:

(a)     it is impracticable to call or conduct a meeting of the members of the Company in the manner specified in the Act or in these Articles; or

(b)     if it is in the interest of the members of the Company that a meeting of members is held.

PROCEEDINGS AT MEETINGS OF MEMBERS

29.           No business shall be transacted at any meeting unless a quorum of members is present at the time when the meeting proceeds to business. A quorum shall consist of the holder or holders present in person or by proxy of a majority in excess of 50% of the voting shares.

30.           If, within half an hour from the time appointed for the meeting, a quorum is not present, the meeting shall be dissolved.

31.           At every meeting the members present shall choose someone of their number to be the chairman. If the members are unable to choose a chairman for any reason, then the person representing the greatest number of shares entitled to vote and who is present at the meeting shall preside as chairman failing which the oldest individual person shall take the chair.

32.           The chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting form which the adjournment took place.

33.           At any meeting a resolution put to the vote shall be decided on a show of hands by a simple majority unless a poll is (before or on the declaration of the result of the show of hands) demanded:

(a)   by the chairman; or

(b)   by any member present in person, voting trustee, committee or by proxy and representing not less than one tenth of the shares entitled to vote.

34.           Unless a poll be so demanded, a declaration by the chairman that a resolution has, on a show of hands, been carried, and an entry to that effect in the book containing the minutes of the proceedings of the Company, shall be sufficient evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against such resolution.

35.           If a poll is duly demanded it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

36.           The demand for a poll may be withdrawn.

37.           In the case of an equality of votes, whether on a show of hands, or on a poll, the chairman of the meeting at which the show of hands takes place, or at which the poll is demanded, shall be entitled to a second or casting vote.

VOTES OF MEMBERS

38.           At any meeting of members whether on a show of hands or on a poll, every member entitled to vote and who is present in person, by a voting trustee, by a committee, or by proxy shall have one vote for every voting share of which he is the holder.

39.           A member may be represented at a meeting of members by a voting trustee, by a committee, or by proxy who may speak and vote on behalf of that member.

40.           A resolution which has been notified to all members and which has been approved by a majority in excess of 50% of the votes of those members in the form of one or more documents in writing or by telex, telegram, cable, or other written electronic communication shall forthwith, without the need for any notice, become effectual as a resolution of the members.

41.           If a committee shall be appointed for any member who is entitled to vote and who is of unsound mind that member may vote by his committee.

42.           If two or more persons are jointly entitled to a share or shares and if more than one of such persons shall vote in person or by voting trustee or by committee or by proxy at any meeting of members, the vote of that person whose name appears first among such voting joint holders in the register of members shall alone be counted.

43.           The instrument appointing a proxy shall be in such form as the chairman of the meeting shall accept as properly evidencing the wishes of the member appointing the proxy.

44.           The instrument appointing a proxy shall be in writing under the hand of the appointer unless the appointer is a corporation or other form of legal entity other than one or more individuals holding as joint owners in which case the instrument appointing a proxy shall be in writing under the hand of an individual duly authorised by such corporation or legal entity to execute the same.

45.           The chairman of any meeting at which a vote is cast by proxy so authorised may call for a notarially certified copy of such authority which shall be produced within seven days of being so requested or the vote or votes cast by such proxy shall be disregarded.

46.           The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.

47.           A member of the Company shall be deemed to be present at a meeting of members if:

(a)   he participates by telephone or other electronic means; and

(b)   all members participating in the meeting are able to hear each other.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

48.           A corporation or other form of corporate legal entity which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company.

49.           An action that may be taken by members of the Company at a meeting of members may also be taken by a resolution of members consented to in writing, or by telex, telegram, cable, or other written electronic communication without the need for any notice.

50.           A resolution consented to in writing may consist of several documents including electronic communication in like form each signed or assented to by one or more members.

DIRECTORS

51.           The number of the directors shall be not less than one nor more than seven.

52.  (1)    The first director or directors shall be appointed by the first Registered Agent of the Company within such period after the date of incorporation as may be prescribed by law. Thereafter, the directors shall be elected by the members who are entitled to vote for such period as the members may determine.

(2)   Where the Company has only one member who is an individual and that member is also the sole director of the Company, that sole member/director may, by instrument in writing, nominate a person who is not disqualified from being a director of the Company under the Act, as a reserve director of the Company to act in the place of the sole director/member.

(3)   The nomination of a person as a reserve director of the Company shall cease if:

(a)   before the death of the sole member/director who nominated him

(i)    he resigns as a reserve director, or

(ii)   the sole member/director revokes the nomination in writing; or

(b)   the sole member/director who nominated him ceases to be the sole member/director of the Company for any reason other than the death of the sole member/director.

53.           The directors shall only be removed by the members.

54.           A person shall not be appointed as a director of the Company or be nominated as a reserve director unless that person has consented in writing to be a director, or a reserve director as the case may be.

55.           The Company shall keep and maintain a register of directors which shall contain:

(a)   the names and addresses of the persons who are directors of the Company or who has been nominated as a reserve director of the Company;

(b)   the date on which each person whose name is entered in the register was appointed as a director of the Company or who has been nominated as a reserve director of the Company;

(c)   the date on which each person named as a director or who has been nominated as a reserve director of the Company ceased to be a director of the Company or a reserve director; and

(d)   such other information as may be prescribed by law.

56.           Each director holds office until his successor takes office or until his earlier death, resignation, or removal.

57.           A vacancy in the board of directors may be filled by a resolution of the members who are entitled to vote.

58.           The office of director shall be vacated if the director:

(a)   dies; or

(b)   is removed from office by a resolution of members; or

(c)   becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(d)   becomes of unsound mind, or of such infirm health as to be incapable of managing his affairs; or

(e)   resigns his office by a notice in writing to the Company.

59.  (1)    A director shall not require a share qualification, but nevertheless shall be entitled to attend and speak at any meeting of the members.

(2)   A trustee of designated shares in the Company which may be held under a Virgin Islands Special Trust shall not be a director of the Company.

60.  (1)    A director by writing under his hand deposited at the Registered Office of the Company, may from time to time appoint another director or another person to be his alternate.

(2)   Every such alternate shall be entitled to be given notice of meetings of the directors and to attend and vote as a director at any such meeting at which the director appointing him is not personally present and generally at such meeting to have and exercise all the powers, rights, duties and authorities of the director appointing him

61.           Every such alternate shall be deemed to be an officer of the Company and shall not be deemed to be an agent of the director appointing him.

62.           If undue delay or difficulty would be occasioned by giving notice to a director of a resolution of which his approval is sought, his alternate (if any) shall be entitled to signify approval of the same on behalf of that director.

63.           The remuneration of an alternate shall be payable out of the remuneration payable to the director appointing him, and shall consist of such portion of the last mentioned remuneration as shall be agreed between such alternate and the director appointing him.

64.           A director by writing under his hand deposited at the Registered Office of the Company may at any time revoke the appointment of an alternate appointed by him.

65.           If a director shall die or cease to hold the office of director, the appointment of his alternate shall thereupon cease.

66.           The directors may, by resolution, fix the emoluments of directors in respect of services rendered or to be rendered in any capacity to the Company. The directors may also be paid such traveling, hotel, and other expenses properly incurred by them in attending and returning from meetings of the directors, or any committee of the directors or meeting of the members, or in connection with the business of the Company as shall be approved by resolution of the directors.

67.           A director who, by request, goes or resides abroad for any purposes of the Company, or who performs services which in the opinion of the Board go beyond the ordinary duties of a director, may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as shall be approved by resolution of the directors.

68.           The Company may pay to a director who at the request of the Company holds any office (including a directorship) in, or renders services to, any company in which the Company may be interested, such remuneration (whether by way of salary, commission, participation in profits or otherwise) in respect of such office or services as shall be approved by resolution of the directors.

69.           A director may hold any other office or position of profit under the Company (except that of auditor) in conjunction with his office of director, and may act in a professional capacity to the Company on such terms as to remuneration or otherwise as the directors shall determine.

CONFLICT OF INTEREST

70. (1)     A director may be or become a director or officer of, or otherwise be interested in any company promoted by the Company, or in which the Company may be interested, as a member or otherwise and no such director shall be accountable for any remuneration or other benefits received by him as director or officer or from his interest in such other company.

(2)   A director may also exercise the voting powers conferred by the shares in any other company held or owned by the Company in such manner in all respects as they think fit, including the exercise thereof in favour of any resolutions appointing them, or of their number, directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company.

(3)   A director may vote in favour of the exercise of such voting rights in the manner aforesaid notwithstanding that he may be, or be about to become a director or officer of such other company, and as such in any other manner is, or may be, interested in the exercise of such voting rights in the manner aforesaid.

(4)   No director shall be disqualified by his office from contracting with the Company either as a vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any director shall in any way interested be voided, nor shall any director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or arrangement, by reason of such director holding that office or of the fiduciary relationship thereby established.

(5)   The nature of a director’s interest must be declared by him at the meeting of the directors at which the question of entering into the contract or arrangement is first taken into consideration, and if the director was not at the date of the meeting interested in the proposed contract or arrangement, or shall become interested in a contract or arrangement after it is made, he shall forthwith after becoming so interested, advise the Company in writing of the fact and nature of his interest.

(6)   A general notice to the directors by a director that he is a member of a special firm or company, and is to be regarded as interested in any contract or transaction which may, after the date of notice, be made with such firm or company shall (if such director shall give the same at a meeting of the directors, or shall take reasonable steps to secure that the same is brought up and read at the next meeting of the directors after it is given) be a sufficient declaration of interest in relation to such contract or transaction with such firm or company.

(7)   A director may be counted as one of a quorum upon a motion in respect of any contract or arrangement which he shall make with the Company, or in which he is so interested as aforesaid, and may vote upon such motion.

POWERS OF DIRECTORS

71.           The business and affairs of the Company shall be managed by the directors who may pay all expenses incurred preliminary to and in connection with the formation and registration of the Company, and may exercise all such powers of the Company as are not by the Act or by these Articles required to be exercised by the members subject to any delegation of such powers as may be authorised by these Articles and to such requirements as may be prescribed by resolution of the members, but no requirement made by resolution of the members shall prevail if it be inconsistent with these Articles nor shall such requirement invalidate any prior act of the directors which would have been valid if such requirement had not been made.

72.           The Board may entrust to and confer upon any director or officer any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

73.           The directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit. Any committee so formed shall in the exercise of powers so delegated conform to any regulations that may be imposed on it by the directors.

74.           Subject to the provisions of the Act, the directors may from time to time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the directors, to be the attorney or attorneys of the Company for such purposes and with such powers authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles) and for such period and subject to such conditions as they think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney to delegate all or any of the powers authorities and discretions vested in him.

75.           Any director who is a body corporate may appoint any person its duly authorised representative for the purpose of representing it at Board meetings and of transacting any of the business of the directors.

76.           All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be, in such manner as the directors shall by resolution determine.

77.           The directors may exercise all of the powers of the Company to borrow money and to mortgage or charge its undertakings, property and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

78.           If the number of directors shall have been fixed at two or more persons and by reason of vacancies having occurred in the Board there shall be only one continuing director, he shall be authorised to act alone only for the purpose of appointing another director.

PROCEEDINGS OF DIRECTORS

79.  (1)   The meetings of the Board of Directors and any committee thereof shall be held at such place or places as the directors shall determine.

(2)   Any one or more directors may convene a meeting of directors.

80.           A director may at any time summon a meeting of the directors.

81.           A director shall be given no less than seven days’ notice of a meeting of directors.

82.           If the Company shall have only one director, the provisions hereinafter contained for meetings of the directors shall not apply but such sole director shall have full power to represent and act for the Company in all matters and in lieu of minutes of a meeting shall record in writing and sign a note or memorandum of all matters requiring a resolution of the directors. Such note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

83.           The directors may elect a chairman of their meeting and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present at the time appointed for holding the same, the directors present may choose one of their number to be chairman for the meeting.

84.           The directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit.

85.           Questions arising at any meeting shall be decided by a majority of votes. In case of an equality in votes the Chairman shall have a second or casting vote.

86.           A meeting of the directors held in contravention of the notice requirement shall be valid if a majority of the directors entitled to vote at the meeting have waived notice of the meeting.

87.           The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, shall not invalidate the meeting.

88.           A meeting of the directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate, a majority of the total number of directors. If the total number of directors is two, a meeting shall be duly constituted for all purposes with both directors. If the total number of directors is three, a meeting of directors shall be duly constituted for all purposes if, at the commencement of that meeting, there are present in person, or by alternate, no less than two directors.

89.           If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall be dissolved.

90.           Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

91.           A resolution approved by a majority of the directors for the time being entitled to receive notice of a meeting of the directors or of a committee of the directors and taking the form of one or more documents in writing or by telex, telegram, cable or other written or electronic communication shall be as valid and effectual as if it had been passed at a meeting of the directors or of such committee duly convened and held, without the need for notice.

OFFICERS AND AGENTS

92.           The directors of the Company may, by resolution, appoint officers of the Company at such times as shall be considered necessary or expedient, and such officers may consist of a President, one or more Vice Presidents, a Secretary, and a Treasurer and such other officers as may from time to time be deemed desirable.

93.           The officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modifications in such duties as may be prescribed by the directors. In the absence of any specific allocation of duties it shall be the responsibility of the President to manage the day to day affairs of the Company, the Vice Presidents to act in order of seniority in the absence of the President, but otherwise to perform such duties as may be delegated to them by the President; the Secretary to maintain the registers, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by law; and the Treasurer to be responsible for the financial affairs of the Company.

94.           A person may hold more than one office and no officer need be a director or member of the Company. The officers shall remain in the office until removed from office by the directors whether or not a successor is appointed.

95.           An officer who is a body corporate may appoint any person its duly authorised representative for the purpose of representing it and of transacting any of the business of the Company.

INDEMNITY

96.           Subject to the provisions of the Act and of any other statute for the time being in force every director or other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, and no director or other officer shall be liable for any loss, damage, or misfortune which may happen to, or be incurred by the Company in the execution of the duties of his office, or in relation thereto.

SEAL

97.  (1)   The Company shall have a Common Seal, an imprint of which shall be kept at the office of the registered agent of the Company.

(2)   The directors shall provide for the safe custody of the common seal of the Company.

(3)   The common seal when affixed to any instrument except as provided herein, shall be witnessed by a director or any other person so authorised from time to time by the directors to witness the application of the seal.

98.           The directors may provide for a facsimile of the common seal and approve the signature of any director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the seal had been affixed to such instrument and the same had been signed as hereinbefore described.

DIVIDENDS AND RESERVES

99.           The directors may, by resolution, declare a dividend.

100.         No dividend shall be declared and paid except out of surplus and unless the directors determine that immediately after the payment of the dividend

(a)     the Company wilt be able to satisfy its liabilities as they become due in the ordinary course of its business; and

(b)     the realisable value of the assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in the books of account, and its capital.

101.         The Directors may pay dividends in money, shares, or other property of the Company.

102.         In computing the surplus for the purpose of resolving to declare and pay a dividend, the directors may include in their computation the net unrealised appreciation of the assets of the Company.

103.         The directors may from time to time pay to the members such interim dividends as appear to the directors to be justified by the surplus of the Company.

104.         Subject to the rights of the holders of shares entitled to special rights as to dividends, all dividends shall be declared and paid according to the par value of the shares in issue, excluding those shares which are held by the Company as treasury shares at the date of declaration of the dividend.

105.         The directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at their discretion, either be employed in the business of the Company or be invested in such investments as the directors may think fit.

106.         If several persons are registered as joint holders of any share, any of them may give effectual receipt for any dividend or other monies payable on or in respect of the share.

107.         Notice of any dividend that may have been declared shall be given to each member and all dividends unclaimed for three years after having been declared may be forfeited by the directors for the benefit of the Company.

108.         No dividend shall bear interest against the Company.

BOOKS AND RECORDS

109.         The Company shall keep such accounts and records as the directors consider necessary or desirable in order to reflect the financial position of the Company.

110.         The Company shall keep minutes of all meetings of directors, members, committees of directors, committees of officers and committees of members, and copies of all resolutions consented to by the directors, members, committees of directors, committees of officers and committees of members.

111.         The books, records, and minutes shall be kept at the Registered Office of the Company or at such other place as the directors may determine, and shall be open to the inspection of the directors at all times.

112. (1)   The directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the books, records and minutes of the Company or any of them shall be open to the inspection of members not being directors, and no member (not being a director) shall have any right of inspecting any book, record, minute or document of the Company except as conferred by law or authorised by resolution of the directors.

(2)   The Company shall keep the following documents at the office of its registered agent:

(a)     the Memorandum of Association and the Articles of Association;

(b)     the register of members, or a copy of the register of members;

(c)     the register of directors, or a copy of the register of directors; and

(d)     copies of all notices and other documents filed by the Company with the Registrar of Corporate Affairs in the previous 10 (ten) years.

(3)   If the Company shall maintain only a copy of the register of members or a copy of the register of directors at the office of its registered agent, it shall within such period as may be prescribed by law, in either register, notify the registered agent in writing of the change.

(4)   The Company shall keep the following records at the office of its registered agent or at such other place or places:

(a)      minutes of meetings and resolutions of shareholders and classes of shareholders;

(b)      minutes of meetings and Resolutions of Directors and committees of directors; and

(c)      an impression of the Seal.

(5)   Where the original records referred to in these Regulations are maintained other than at the office of the registered agent of the Company, and the place at which the original records is changed, the Company shall within such time as may be prescribed by law provide the registered agent with the physical address of the new location of the records.

(6)   The records kept by the Company under this Regulation shall be in written form or either wholly or partly as electronic records complying with the requirements of the Electronic Transactions Act (No. 5 of 2001)

REGISTER OF CHARGES

113.         The Company shall keep at the office of its registered agent a register of charges in which there shall be entered the following particulars regarding each charge created by the Company:

(a)      the date of creation of the charge;

(b)      a short description of the liability secured by the charge;

(b)      a short description of the property charged;

(c)      the name and address of the trustee for the security or, if there is no such trustee, the name and address of the chargee;

(d)      unless the charge is a security to bearer, the name and address of the holder of the charge; and

(e)      details of any prohibition or restriction contained in the instrument creating the charge on the power of the Company to create any future charge ranking in priority to or equally with the charge.

AUDIT

114.         The directors may, by resolution call for the accounts of the Company to be examined by an auditor or auditors to be appointed by them at such remuneration as may from time to time be agreed.

115.         The auditor may be a member of the Company but no director or officer shall be eligible to be an auditor of the Company during his continuance in office.

116.         Every auditor of the Company shall have a right of access at all times to the books of accounts and vouchers of the Company, and shall be entitled to require from the officers of the Company such information and explanations as he may think necessary for the performance of his duties.

117.         The report of the auditor shall be annexed to the accounts upon which he reports, and the auditor shall be entitled to receive notice of, and to attend, any meeting at which the Company’s audited Profit and Loss Account and Balance Sheet are to be presented.

NOTICES

118.         Any notice, information, or written statement required to be given to members shall be served by air-mail service addressed to each member at the address shown in the register of members.

119.         All notices directed to be given to the members shall, with respect to any registered shares to which persons are jointly entitled, be given to whichever of such persons is named first in the register of members, and notice so given shall be sufficient notice to all the holders of such shares.

120.         Any notice served by post shall be deemed to have been served within ten days of posting, and in proving such service it shall be sufficient to prove that the letter containing the notice was properly addressed and put into the Post Office.

PENSION AND SUPERANNUATION FUND

121.         The directors may establish, maintain, or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation fund for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances or emoluments to any directors, officers or any other persons who are or were at any time in the employment or service of the Company or any company which is a subsidiary of the Company or is allied to or associated with the Company or with any of its subsidiaries, and to the wives, widows, families and dependents of any such persons. The Company may any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid. All persons described above shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension, allowance, or emolument.

WINDING UP

122.   (1)   The Company may voluntarily commence to wind up and dissolve by resolution of members.

(2)   If the Company has never issued shares, it may voluntarily commence to wind up and dissolve by a Resolution of Directors.

(4)   If the Company shall be wound up, the Liquidator may, in accordance with a resolution of members, divide amongst the members in specie or in kind the whole or any part of the assets of the Company and may for such purpose set such value as he deems fair upon any such property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes of members.

123.    The Liquidator may vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributors as the Liquidator shall think fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

ARBITRATION

124.    Whenever any difference arises between the Company on the one hand and any of the members, their personal representatives or assigns on the other hand touching the true intent and construction or the incidence or consequences of these presents or of the Act. The parties agree to refer the same to a single arbitrator, or failing that, be referred to two arbitrators, one to be chosen by each of the parties and the arbitrators shall before entering on the reference appoint an umpire.

125.    If either party to the reference makes default in appointing an arbitrator either originally or by way of substitution (in the event that an appointed arbitrator shall die, be incapable of acting, or refuse to act) for ten days after the other party has given him notice to appoint the same, such other party may appoint an arbitrator to set in the place of the arbitrator of the defaulting party.

MERGER, CONSOLIDATION AND ARRANGEMENTS

126.    The Company may by resolution of members or by a resolution of Directors if no shares have been issued, merge, consolidate or arrange with other companies in the manner prescribed in the Act.

CONTINUATION

127.    The Company may by a resolution of members or by a resolution of Directors if no shares have been issued, continue as a company incorporated under the laws of a jurisdiction outside the Virgin Islands.

We, ILS FIDUCIARY (BVI) LIMITED, Mill Mall, Suite 6, Wickhams Cay 1, P.O. Box 3085, Road Town, Tortola, British Virgin Islands for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands hereby sign these Articles of Association the 28 March, 2008.

Incorporator

/s/ Bernadette Rawlins
Bernadette Rawlins
Authorised Signatory
ILS FIDUCIARY (B.V.I.) LIMITED
Mill Mail, Suite 6
Wickhams Cay 1
P.O. Box 3085
Road Town, Tortola
British Virgin Islands